Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No.’s 333-238922, 333-254361, and 333-263127 on Form S-8, and Registration Statement No.’s 333-257684 and 333-269397 on Form S-3 of our report dated March 9, 2023 relating to the financial statements of Pliant Therapeutics, Inc., appearing in the Annual Report on Form 10-K of Pliant Therapeutics, Inc. for the year ended December 31, 2022. /s/ Deloitte & Touche LLP San Francisco, California March 9, 2023